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                                                                    EXHIBIT 3.3

                            CERTIFICATE OF FORMATION
                                       OF
                               NATG HOLDINGS, LLC


         I, the undersigned, pursuant to the Delaware Limited Liability Company Act, as amended, hereby adopt the following Certificate of Formation for a limited liability company:


                                ARTICLE I - NAME

         The name of the limited liability company is NATG HOLDINGS, LLC.


                      ARTICLE II - RESIDENT AGENT AND OFFICE

         The name and business address of the resident agent and resident office of the Company is:

                          The Corporation Trust Company
                               1209 Orange Street
                     Wilmington, New Castle County, DE 19801


                             ARTICLE III - DURATION

         The duration of the Company is perpetual.


                              ARTICLE IV - PURPOSE

         The Company is organized to carry on all lawful business permitted by Delaware law and to perform all acts in furtherance thereof.


         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of NATG HOLDINGS, LLC as of the 8th day of February, 1999.


                                            /s/ WILLIAM B. SHERMAN
                                         --------------------------------------
                                          William B. Sherman, Attorney-in-Fact